DRAFT
                                                                           _____

                           SPECIMEN STOCK CERTIFICATE
_______________             TWEEDY, BROWNE FUND INC.
Acct. #_________           Incorporated under the Laws
                            of The State of Maryland

             TWEEDY, BROWNE GLOBAL VALUE FUND II - CURRENCY UNHEDGED


_______________                                                  _______________
    Number                                                            Shares


             THIS CERTIFIES THAT __________________ IS THE OWNER OF

           FULLY PAID AND NON-ASSESSABLE SHARES of the Tweedy, Browne Global
                      Value Fund II - Currency Unhedged Par
                   Value of $0.0001 Cent Per Share of Tweedy,
                                Browne Fund Inc.

  (hereinafter called the "Corporation") transferable on the Books of the Corporation by the holder hereof in person or by his duly authorized attorney upon surrender of this certificate properly endorsed. This certificate is not valid unless countersigned by the Transfer Agent. This certificate and the shares represented hereby are issued and shall be held subject to all provisions of the Charter and By-Laws of the Corporation to all of which the holder of this certificate by acceptance hereof assents. Subject to the provisions of the Charter, the Shares represented by this certificate are transferable upon the books of the Corporation by the registered holder hereof. The Corporation will furnish to any stockholder upon request and without charge a full statement or summary of the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the stock of each class which the Corporation is authorized to issue; and with respect to any class of stock which the Corporation is authorized to issue in series, the differences in the relative rights and preferences between the shares of each series to the extent they have been set, and the authority of the Board of Directors of the Corporation to set the relative rights and preferences of subsequent series. Such request may be made to the Secretary of the Corporation at its principal office.

  WITNESS the facsimile signature of the President and Secretary of the Corporation

  Dated:       ____________________________         ____________________________
                         Secretary                            President

                                                   (SEAL)